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                                                        EXHIBIT 1
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARIES WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                    Citigroup Global Markets, Inc. is a broker or dealer registered under Section 15 of the Act (15 U.S.C. 78o).

                    Citibank, N.A. is a bank as defined in Section 3(a)(6) of the Act (15 U.S.C. 78c).

                    Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


                    Date: February 12, 2007



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary



                                         CITICORP HOLDINGS INC.


                                         By: /s/ Ali L. Karshan
                                         -------------------------------------
                                         Name:  Ali L. Karshan
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Riqueza V. Feaster
                                         -------------------------------------
                                         Name:  Riqueza V. Feaster
                                         Title: Assistant Secretary


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